EXHIBIT 99.1

Midland States Bancorp, Inc. Announces Departure of Chief Financial Officer and Promotion of Donald Spring to Chief Accounting Officer

EFFINGHAM, Ill., Aug. 26, 2019 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) (the “Company” or “Midland”) announced today that Stephen A. Erickson, Chief Financial Officer, has resigned from the Company and Midland States Bank in order to accept a position with another financial institution based in Michigan.  The Company also announced that Donald Spring, Corporate Controller for the Company and Midland States Bank, has been promoted to Chief Accounting Officer, and will lead the Company’s finance department on an interim basis while Midland conducts an executive search for Mr. Erickson’s replacement.  Mr. Spring has more than 35 years of accounting experience and has served as Midland’s Corporate Controller since 2009.

“We appreciate Steve’s many years of service to Midland and wish him well in his future endeavors,” said Jeffrey G. Ludwig, President and Chief Executive Officer of Midland.  “Don Spring has been a key member of our finance department for a decade and has done an outstanding job of managing our accounting functions as Midland has grown in scale and complexity.  We are very pleased to recognize his value to Midland with the promotion to Chief Accounting Officer and we know that he is well suited to lead our finance department while we conduct our search for a permanent CFO.”

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2019, the Company had total assets of approximately $5.55 billion and its Wealth Management Group had assets under administration of approximately $3.13 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit https://www.midlandsb.com/ or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321